Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated March 27, 2025, which includes an explanatory paragraph regarding SK Growth Opportunities Corporation’s ability to continue as a going concern, relating to the financial statements of SK Growth Opportunities Corporation as of and for the years ended December 31, 2024 and 2023, which is incorporated by reference in that Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

August 27, 2025